Exhibit 99.1

Q4 & FYE 2019 Earnings Call March 11, 2020

2 Forward Looking Statements Statements included herein, including statements regarding Sutter Rock Capital's beliefs, expectations, intentions or strategies for the future, may constitute "forward - looking statements" . Sutter Rock Capital cautions you that forward - looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements . All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward - looking statements . Risk factors, cautionary statements and other conditions which could cause Sutter Rock Capital's actual results to differ from management's current expectations are contained in Sutter Rock Capital's filings with the Securities and Exchange Commission . Sutter Rock Capital undertakes no obligation to update any forward - looking statement to reflect events or circumstances that may arise after the date of this press release . Certain information discussed in this presentation (including information relating to portfolio companies) was derived from third - party sources and has not been independently verified . Sutter Rock Capital makes no representation or warranty with respect to this information . The following slides contain summaries of certain financial and statistical information about Sutter Rock Capital . The information contained in this presentation is summary information intended to be considered in connection with review of our SEC filings and other public announcements we may make, by press release or otherwise, from time to time . We undertake no duty or obligation to publicly update or revise the information contained in this presentation unless required to do so by law . In addition, information related to past performance, while it may be helpful as an evaluative tool, is not indicative of future results, the achievement of which cannot be assured . You should not view the past performance of Sutter Rock Capital or any of its portfolio companies, or information about the market, as indicative of Sutter Rock Capital’s or any of its portfolio companies’ future results . The performance data stated herein may have been due to extraordinary market or other conditions, which may not be duplicated in the future . Current performance may be lower or higher than the performance data quoted . This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Sutter Rock Capital . Fourth Quarter 2019

3 4 th Quarter 2019 NAV Fourth Quarter 2019 NAV Per Share of $11.38 $ 9.99 $10.46 $10.58 $9.89 $10.75 $10.75 $11.24 $11.38 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19

Key Shareholder Initiatives 4 Fourth Quarter 2019  Shareholder Distributions  Declared a $ 0 . 20 per share dividend on November 5 , 2019  Declared a $ 0 . 12 per share dividend on December 20 , 2019  The distributions were driven by the liquidation of Sutter Rock Capital’s public securities and by positive developments in our private portfolio companies  Modified Dutch Auction Tender Offer  On October 21 , 2019 , Sutter Rock Capital commenced a Modified Dutch Auction Tender Offer for an aggregate purchase of up to $ 10 . 0 million in common stock at a price per share between $ 6 . 00 and $ 8 . 00 ; the Tender Offer expired on November 20 , 2019  As a result of the Tender Offer, Sutter Rock Capital repurchased 1 , 449 , 275 shares at $ 6 . 90 per share, excluding fees and expenses  Share Repurchase Program  On March 9 , 2020 , Sutter Rock Capital’s Board of Directors approved an additional $ 5 . 0 million allocation to the Share Repurchase Program, bringing the Share Repurchase Program total to $ 30 . 0 million  To date, under the Share Repurchase Program, we have repurchased 3 , 405 , 096 shares of common stock for approximately $ 21 . 5 million  During the fourth quarter, Sutter Rock Capital repurchased 28 , 000 shares of Sutter Rock Capital common stock for approximately $ 0 . 2 million  Subsequent to year end, through March 11 , 2020 , Sutter Rock Capital repurchased 237 , 612 shares for approximately $ 1 . 5 million  The dollar value of shares that may yet be purchased by Sutter Rock Capital under the Share Repurchase Program is approximately $ 8 . 5 million 1 2 3 As of March 11, 2020, under the Share Repurchase Program and the Modified Dutch Auction Tender Offer, Sutter Rock Capital has repurchased 4,854,371 shares for approximately $31.5 million since the Share Repurchase Program was announced in August 2017

5 Share Repurchase Program Fourth Quarter 2019 Since commencement of the Share Repurchase Program in August 2017, Sutter Rock Capital has repurchased approximately 15% of its then - outstanding shares (2) Period Shares Repurchased Cash Used Allocation Remaining 2017 Total Repurchases 934,658 $4.9 $5.1 2018 Total Repurchases 1,483,698 $10.3 $4.8 Q1 2019 - - $4.8 Q2 2019 115,801 $0.7 $4.1 Q3 2019 605,327 $3.9 $5.2 Q4 2019 28,000 $0.2 $5.0 2019 Total Repurchases 749,128 $4.8 $5.0 Q1 2020 to Date 237,612 $1.5 $8.5 (1) Total To Date 3,405,096 $21.5 $8.5 (1) ($ in millions) ($ in millions) (1) The remaining allocation includes the authorization of an additional $5.0 million to the S hare Repurchase Program on March 9, 2020, bringing Share Repurchase Program total to $30.0 million. (2) This calculation does not include shares repurchased through Sutter Rock Capital’s Modified Dutch Auction T ender Offer, announced on October 21, 2019 and expired on November 22, 2019. The Tender Offer resulted in the repurchase of 1 ,44 9,275 shares for approximately $10.0 million.

Top 5 Positions = 61 % of Total Investment Portfolio at Fair Value Based on Total Investment P ortfolio Fair V alue of $ 191.6 million 6 Fourth Quarter 2019 Fair Value ($ in millions) % of Investment Portfolio 1 $33.6 17.5% 2 $31.6 16.5% 3 $25.7 13.4% 4 $15.7 8.2% 5 $10.9 5.7% $117.4 61.3% • Sutter Rock Capital’s Top 5 positions account for approximately 61% of the investment portfolio at fair value, excluding treasuries, as of 12/31/19 • The Top 5 positions accounted for roughly 102% of Sutter Rock Capital’s market capitalization as of 12/31/19 Note: Total may not sum due to rounding. (1) At December 31, 2019, Parchment was a Top 5 position; however, due to the close of the Parchment, Inc. merger with Credential s S olutions on January 31, 2020 and Sutter Rock Capital’s full exit of its Parchment, Inc. position, it has been removed for ill ust rative purposes. $115.0 Market Capitalization (12/31/2019) (1)

43.1% 12.2% 16.5% 14.0% 13.8% Key Investment Themes As a Percentage of Total Investment Portfolio at Fair Value as of 12/31/19 Fourth Quarter 2019 Note: Sustainability investment theme accounted for 0.4% of Total Investment Portfolio in the fourth quarter . 7 ($ in millions) (1) Sustainability investment theme accounted for 0.4%, or $0.8 million, of Total Investment Portfolio in the fourth quarter. (2) Total may not sum due to rounding. Legend Industry Theme (1) Fair Value % of Portfolio Education Technology $82.6 43.1% Big Data & Cloud $31.6 16.5% Financial Technology $26.8 14.0% Social & Mobile $26.6 13.8% Marketplaces $23.3 12.2% Total (2) $191.6 100.0%

Investment Portfolio Activity – Exits

Net Realized Gain For Q4 of Approximately $8.0 million

Q4 Investment Portfolio Activity

Lyft

- At the end of Q3 2019, Sutter Rock Capital held its Lyft position at $12.4 million, or approximately $40.84 per share
- During Q4 2019, Sutter Rock Capital sold its position in Lyft, resulting in a $9.0 million realized gain

EdSurge

- During Q4 2019, EdSurge entered into a definitive agreement to be acquired by ISTE; Sutter Rock Capital did not receive proceeds from the transaction

Portfolio Company	Investment	Transaction Date	Shares Sold	Price per Share(1)	Proceeds(2)	Realized Gain/(Loss)
Lyft, Inc.	Common Shares	Various (Q4 2019)	304,829	$43.57	$13,280,517	$8,983,623
EdSurge Inc.	Preferred Shares	12/12/19	873,153	$ -	$ -	($1,002,161)
Total					**$13,280,517**	**$7,981,462**

Investment Portfolio Activity Subsequent to Year End – Parchment Exit

Parchment

- On January 31, 2020, the merger between Parchment, Inc. and Credentials Solutions closed, resulting in a full exit of Sutter Rock Capital's Parchment, Inc. position and a $6.8 million realized gain

Portfolio Company	Investment	Transaction Date	Shares Sold	Price per Share	Proceeds(3)	Realized Gain
Parchment, Inc.	Preferred Shares	1/31/20	3,200,512	$3.37	$10,786,346	$6,785,364

(1) Weighted average price per share, net of fees.
(2) Proceeds net of fees.
(3) Proceeds do not include approximately $0.1 million of additional proceeds held in escrow.

SUTTER ROCK CAPITAL

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Fourth Quarter 2019

Financial Highlights

For the Quarter and Fiscal Year Ended December 31, 2019

	Fourth Quarter 2019		Fiscal Year 2019	
	Dollars ($ in millions)	Per Share	Dollars ($ in millions)	Per Share
Net Assets at Beginning of Period	$213.9	$11.24	$195.4	$9.89
Net Investment Loss	($2.6)	($0.14)	($9.5)	($0.49)
Net Realized Gain on Investments	$7.9	$0.43	$19.2	$0.99
Net Change in Unrealized Appreciation/(Depreciation) of Investments(1)	($3.1)	($0.17)	$14.2	$0.74
Dividends Declared	($5.6)	($0.32)	($5.6)	($0.32)
Repurchase of Common Stock(2)	($10.2)	$0.36	($14.8)	$0.52
Stock-Based Compensation Expense	($0.5)	($0.02)	$1.0	$0.05
Net Assets at December 31, 2019(3)	**$199.9**	**$11.38**	**$199.9**	**$11.38**

(1) Net of adjustment to provision for taxes on unrealized appreciation/depreciation of investments
(2) During the quarter ended December 31, 2019, the Company repurchased 28,000 shares of Sutter Rock Capital common stock for approximately $0.2 million in cash under its Share Repurchase Program. During the year ended December 31, 2019, the Company repurchased 749,128 shares of stock for approximately $4.8 million in cash. Additionally, during the year ended December 31, 2019, under its Modified Dutch Auction Tender Offer, Sutter Rock Capital repurchased 1,449,275 shares for $10.0 million. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(3) Total may not sum due to rounding

SUTTER ROCK CAPITAL

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Fourth Quarter 2019